                                                                    EXHIBIT 4.16

                                     FORM OF

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      AMONG

                          MONTPELIER RE HOLDINGS LTD.,

                                  AS DEPOSITOR,

                              THE BANK OF NEW YORK,

                               AS PROPERTY TRUSTEE

                        THE BANK OF NEW YORK (DELAWARE),

                              AS DELAWARE TRUSTEE,

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                      DATED AS OF _________________, 200__

                              MRH CAPITAL TRUST II

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
ARTICLE I.            DEFINED TERMS...................................................................   1

     Section 1.1.     Definitions.....................................................................   1

ARTICLE II.           ESTABLISHMENT OF THE TRUST......................................................   9

     Section 2.1.     Name............................................................................   9
     Section 2.2.     Office of the Delaware Trustee; Principal Place of Business.....................   9
     Section 2.3.     Initial Contribution of Trust Property; Organizational Expenses.................   9
     Section 2.4.     Issuance of the Preferred Securities............................................   9
     Section 2.5.     Issuance of the Common Securities; Subscription and Purchase of Debentures......  10
     Section 2.6.     Declaration of Trust............................................................  11
     Section 2.7.     Authorization to Enter into Certain Transactions................................  11
     Section 2.8.     Assets of Trust.................................................................  15
     Section 2.9.     Title to Trust Property.........................................................  15
     Section 2.10.    Not Responsible for Recitals or Issuance of Securities..........................  15

ARTICLE III.          PAYMENT ACCOUNT.................................................................  15

     Section 3.1.     Payment Account.................................................................  15

ARTICLE IV.           CERTAIN TERMS OF THE TRUST SECURITIES...........................................  16

     Section 4.1.     Distributions...................................................................  16
     Section 4.2.     Redemption......................................................................  17
     Section 4.3.     Subordination of Common Securities..............................................  19
     Section 4.4.     Payment Procedures..............................................................  20
     Section 4.5.     Tax Returns and Reports.........................................................  20
     Section 4.6.     Payment of Taxes, Duties, Etc. of the Trust.....................................  21
     Section 4.7.     Payments Under Indenture........................................................  21
     Section 4.8.     CUSIP Numbers...................................................................  21

ARTICLE V.            TRUST SECURITIES CERTIFICATES...................................................  21

     Section 5.1.     Initial Ownership...............................................................  21
     Section 5.2.     The Trust Securities Certificates...............................................  21
     Section 5.3.     Execution and Delivery of Trust Securities Certificates.........................  22
     Section 5.4.     Registration of Transfer and Exchange of Preferred Securities Certificates......  22

     Section 5.5.     Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates..............  22
     Section 5.6.     Persons Deemed Securityholders..................................................  23
     Section 5.7.     Access to List of Securityholders' Names and Addresses..........................  23
     Section 5.8.     Maintenance of Office or Agency.................................................  24
     Section 5.9.     Appointment of Paying Agent.....................................................  24
     Section 5.10.    Ownership of Common Securities by Depositor.....................................  24
     Section 5.11.    Book-Entry Preferred Securities Certificates; Common Securities Certificate.....  25
     Section 5.12.    Notices to Clearing Agency......................................................  26
     Section 5.13.    Definitive Preferred Securities Certificates....................................  26
     Section 5.14.    Rights of Securityholders.......................................................  27
     Section 5.15.    Rights and Immunities of the Registrar..........................................  29
     Section 5.16.    Rights and Immunities of the Paying Agent.......................................  29
     Section 5.17.    No Obligation for Clearing Agency...............................................  29

ARTICLE VI.           ACTS OF SECURITYHOLDERS; MEETINGS; VOTING.......................................  30

     Section 6.1.     Limitations on Voting Rights....................................................  30
     Section 6.2.     Notice of Meetings..............................................................  31
     Section 6.3.     Meetings of Preferred Securityholders...........................................  31
     Section 6.4.     Voting Rights...................................................................  31
     Section 6.5.     Proxies, Etc....................................................................  31
     Section 6.6.     Securityholder Action by Written Consent........................................  32
     Section 6.7.     Record Date for Voting and Other Purposes.......................................  32
     Section 6.8.     Acts of Securityholders.........................................................  32
     Section 6.9.     Inspection of Records...........................................................  33

ARTICLE VII.          REPRESENTATIONS AND WARRANTIES..................................................  33

     Section 7.1.     Representations and Warranties of the Property Trustee and the Delaware Trustee.  33
     Section 7.2.     Representations And Warranties of Depositor.....................................  34

ARTICLE VIII.         THE TRUSTEES....................................................................  36

     Section 8.1.     Certain Duties and Responsibilities.............................................  36
     Section 8.2.     Certain Notices.................................................................  37
     Section 8.3.     Certain Rights of Property Trustee..............................................  37
     Section 8.4.     Not Responsible for Recitals or Issuance of Securities..........................  40
     Section 8.5.     May Hold Securities.............................................................  40
     Section 8.6.     Compensation; Indemnity; Fees...................................................  40
     Section 8.7.     Corporate Property Trustee Required; Eligibility Of Trustees....................  41

     Section 8.8.     Conflicting Interests...........................................................  41
     Section 8.9.     Co-Trustees and Separate Trustee................................................  42
     Section 8.10.    Resignation and Removal; Appointment of Successor...............................  43
     Section 8.11.    Acceptance of Appointment by Successor..........................................  44
     Section 8.12.    Merger, Conversion, Consolidation or Succession to Business.....................  45
     Section 8.13.    Preferential Collection of Claims Against Depositor, Debenture Issuer or Trust..  46
     Section 8.14.    Reports by Property Trustee.....................................................  46
     Section 8.15.    Reports to the Property Trustee.................................................  46
     Section 8.16.    Evidence of Compliance with Conditions Precedent................................  46
     Section 8.17.    Number of Trustees..............................................................  47
     Section 8.18.    Delegation of Power.............................................................  47

ARTICLE IX.           DISSOLUTION, LIQUIDATION, TERMINATION AND MERGER................................  47

     Section 9.1.     Dissolution Upon Expiration Date................................................  47
     Section 9.2.     Early Dissolution...............................................................  48
     Section 9.3.     Termination.....................................................................  48
     Section 9.4.     Liquidation.....................................................................  48
     Section 9.5.     Mergers, Consolidations, Amalgamations or Replacements of the Trust.............  50

ARTICLE X.            MISCELLANEOUS PROVISIONS........................................................  51

     Section 10.1.    Limitation of Rights of Securityholders.........................................  51
     Section 10.2.    Amendment.......................................................................  51
     Section 10.3.    Separability....................................................................  52
     Section 10.4.    Governing Law...................................................................  52
     Section 10.5.    Payments Due on Non-Business Day................................................  52
     Section 10.6.    Successors......................................................................  52
     Section 10.7.    Headings........................................................................  53
     Section 10.8.    Reports, Notices and Demands....................................................  53
     Section 10.9.    Agreement Not to Petition.......................................................  53
     Section 10.10.   Trust Indenture Act; Conflict with Trust Indenture Act..........................  54
     Section 10.11.   Acceptance of Terms of Trust Agreement, Guarantee and Indenture.................  54

EXHIBITS

Exhibit A      Certificate of Trust of MRH Capital Trust II
Exhibit B      Letter to [      ] Pertaining To the Trust Originated Preferred Securities
Exhibit C      Certificate Evidencing Common Securities of MRH Capital Trust II
Exhibit D      Agreement as to Expenses and Liabilities
Exhibit E      Certificate Evidencing Preferred Securities of MRH Capital Trust II

                              MRH CAPITAL TRUST II
                CERTAIN SECTIONS OF THIS TRUST AGREEMENT RELATING
                         TO SECTIONS 310 THROUGH 318 OF
                        THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT                                      TRUST AGREEMENT SECTION

ss.ss.310(a)(1)..............................................................8.7
(a)(2).......................................................................8.7
(a)(3).......................................................................8.9
(a)(4)................................................................2.7(a)(ii)
(b)..........................................................................8.8
ss.ss.311(a)................................................................8.13
(b).........................................................................8.13
ss.ss.312(a).................................................................5.7
(b)..........................................................................5.7
(c)..........................................................................5.7
ss.ss.313(a).............................................................8.14(a)
(a)(4)...................................................................8.14(b)
(b)......................................................................8.14(b)
(c).........................................................................10.8
(d)......................................................................8.14(c)
ss.ss.314(a)................................................................8.15
(b)...............................................................Not Applicable
(c)(1)......................................................................8.16
(c)(2)......................................................................8.16
(c)(3)............................................................Not Applicable
(d)...............................................................Not Applicable
(e)....................................................................1.1, 8.16
ss.ss.315(a)......................................................8.1(a), 8.3(a)
(b)....................................................................8.2, 10.8
(c).......................................................................8.1(a)
(d).....................................................................8.1, 8.3
(e)...............................................................Not Applicable
ss.ss.316(a)......................................................Not Applicable
(a)(1)(A).........................................................Not Applicable
(a)(1)(B).........................................................Not Applicable
(a)(2)............................................................Not Applicable
(b)...............................................................Not Applicable
(c)..........................................................................6.7
ss.ss.317(a)(1)...................................................Not Applicable
(a)(2)............................................................Not Applicable
(b)..........................................................................5.9
ss.ss.318(a)...............................................................10.10

Note: This reconciliation and tie sheet shall not, for any purpose be deemed to be a part of the Trust Agreement.

        AMENDED AND RESTATED TRUST AGREEMENT, dated as of __________, 200__, among (i) MONTPELIER RE HOLDINGS LTD., a company incorporated and organized under the laws of Bermuda (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee" and, in its individual capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (in such
capacity, the "Delaware Trustee,"), (iv) [      ], an individual, and [      ],
an individual, each of whose address is c/o Montpelier Re Holdings Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda (each an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                               W I T N E S S E T H

        WHEREAS, Montpelier Re Holdings Ltd., as original sponsor of the Trust and the Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into of that certain Trust Agreement, dated as of January 27, 2004 (the "Initial Trust Agreement"), and by the execution by the Trustees and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on January 28, 2004 (the "Certificate of Trust"), attached as Exhibit A;

        WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Trust from the Debenture Issuer of all of the right, title and interest in the Debentures;

        NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.
                                  DEFINED TERMS

        SECTION 1.1.    DEFINITIONS.

        For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

                (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

        "Act" has the meaning specified in Section 6.8.

        "Additional Amounts" means, with respect to Trust Securities of a given Liquidation Amount, for a given period, the amount of any Additional Interest and any Additional Amounts (as defined in the Indenture) paid by the Debenture Issuer on a Like Amount of Debentures for such period.

        "Additional Interest" has the meaning specified in Section 1.1 of the Indenture.

        "Additional Sums" has the meaning specified in Section 10.9 of the Indenture.

        "Administrative Trustee" means each of [      ] and [      ], solely in
such Person's capacity as an Administrative Trustee of the Trust and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authorized Officer" means, when used with respect to the Depositor, the directors of the board of directors and the officers of the Depositor.

        "Bank" has the meaning specified in the preamble to this Trust
Agreement.

        "Bankruptcy Event" means, with respect to any Person: (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of, or in respect of, such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (b) the institution by such Person of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

        "Bankruptcy Law" has the meaning specified in Section 10.9.

        "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee or Trustees.

        "Book-Entry Preferred Securities Certificates" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.11.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or
(b) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

        "Certificate Depository Agreement" means the agreement among the Trust,
the Depositor and [      ], as the initial Clearing Agency, dated as of the
Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

        "Certificate of Trust" has the meaning specified in the recitals to this Trust Agreement.

        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as
amended. [      ] will be the initial Clearing Agency.

        "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "Closing Time" has the meaning specified in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date on which this Trust Agreement was originally executed such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act on such date of original execution, then the body performing such duties at such time.

        "Common Security" means an undivided beneficial interest in the assets
of the Trust, having a Liquidation Amount of $[      ] and having the rights
provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

        "Corporate Trust Office" means the principal office of the Property Trustee at which at any particular time its corporate trust business shall be administered, which office, on the date of original execution of this Trust Agreement, is located at 101 Barclay Street, FL.8W, New York, New York 10286,
Attention: Corporate Trust Administration or at any other time at such address as the Property Trustee may designate from time to time by notice to the parties hereto.

        "Date of Delivery" has the meaning specified in the Underwriting Agreement.

        "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

        "Debenture Issuer" means Montpelier Re Holdings Ltd., a company incorporated and organized under the laws of Bermuda, in its capacity as the issuer of the Debentures under the Indenture, and its successors.

        "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

        "Debenture Trustee" means The Bank of New York, a New York banking corporation, solely in its capacity as trustee and not in its individual capacity under the Indenture, or any successor trustee appointed as therein provided.

        "Debentures" means the aggregate principal amount of the Debenture
Issuer's [      ]% Junior Subordinated Deferrable Interest Debentures due
[      ], issued pursuant to the Indenture.

        "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 5.11(a) and
Section 5.11(b) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

        "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

        "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the first paragraph of this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

        "Depositor" has the meaning specified in the preamble to this Trust Agreement.

        "Distribution Date" has the meaning specified in Section 4.1(a).

        "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

        "Early Termination Event" has the meaning specified in Section 9.2.

        "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) the occurrence of a Debenture Event of Default; or (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

        "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

        "Expiration Date" has the meaning specified in Section 9.1.

        "Guarantee" means the Guarantee Agreement executed and delivered by the Preferred Securities Guarantor and Bankers Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

        "Indenture" means the Junior Subordinated Indenture, dated as of [    ],
200__, among the Debenture Issuer and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

        "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

        "Liquidation Amount" means the stated amount of $[      ] per Trust
Security.

        "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.4(a).

        "Liquidation Distribution" has the meaning specified in Section 9.4(e).

        "Officers' Certificate" means a certificate signed by two Authorized Officers, at least one of which is a principal executive, principal financial or principal accounting officer, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the appropriate Trustee or Trustees.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust or the Depositor, as the case may be, or other counsel, that, if required by the Trust Indenture Act, complies with the requirements of
Section 314(e) of the Trust Indenture Act.

        "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

        "Outstanding," when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

                (a) Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

                (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Section 5.4, Section 5.5, Section 5.11, Section 5.13, unless there shall have been presented to the Property Trustee proof satisfactory to it that such Preferred Security is held by a bona fide purchaser in whose hand such Preferred Security is a valid obligation of the Trust; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Securityholders for quorum purposes, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee, shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

        "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

        "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

        "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Paying Agent in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section
4.1 and Section 4.2.

        "Person" means any individual, company, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $[ ] and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

        "Preferred Securities Guarantor" means Montpelier Re Holdings Ltd., a company incorporated and organized under the laws of Bermuda, in its capacity as guarantor under the Guarantee, and its successors.

        "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

        "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture

Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

        "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, and any Additional Amounts paid by the Debenture Issuer upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

        "Relevant Trustee" shall have the meaning specified in Section 8.10.

        "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice president, assistant vice president or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

        "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person being a beneficial owner within the meaning of the Delaware Statutory Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for purposes of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

        "Time of Delivery" means, collectively, the Closing Time and each Date of Delivery.

        "Trust" means the Delaware statutory trust created by the Original Trust Agreement and the Certificate of Trust and continued hereby and identified on the cover page to this Trust Agreement.

        "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

        "Trust Security" means any one of the Common Securities or the Preferred Securities.

        "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

        "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

        "Underwriting Agreement" means the Underwriting Agreement, dated as of
[              ], 200__, among the Trust, the Depositor, the Debenture Issuer and the Underwriters named therein.

                                   ARTICLE II.
                           ESTABLISHMENT OF THE TRUST

        SECTION 2.1.    NAME.

        The Trust continued hereby shall be known as "MRH Capital Trust II," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

        SECTION 2.2.    OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF
                        BUSINESS.

        The address of the initial Delaware Trustee in the State of Delaware is
[    ], or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Depositor. The principal executive office of the Trust is c/o Montpelier Re Holdings Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda.

        SECTION 2.3. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

        The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

        SECTION 2.4.    ISSUANCE OF THE PREFERRED SECURITIES.

        The Depositor, on behalf of the Trust and as Trust sponsor under the Original Trust Agreement, has executed and delivered the Underwriting Agreement. At the Closing Time, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of
[       ] Preferred Securities having an aggregate Liquidation Amount of
$[       ], against receipt of such aggregate purchase price of such Preferred
Securities of $[       ], which amount such Administrative Trustee shall
promptly deliver to the Property Trustee. On each Date of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the
initial Clearing Agency, in an aggregate amount of up to [       ] Preferred
Securities (less such number of Preferred Securities evidenced by Preferred Securities Certificates executed and delivered on any prior Dates of Delivery)
having an aggregate Liquidation Amount of up to $[       ] (less the aggregate
Liquidation Amount of any Preferred Securities evidenced by Preferred Securities Certificates executed and delivered on any prior Dates of Delivery), against receipt of such aggregate purchase price of such Preferred Securities of
$[       ] (less the aggregate Liquidation Amount of any Preferred Securities evidenced by Preferred Securities Certificates executed and delivered on any prior Dates of Delivery), which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

        SECTION 2.5. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

                (a) At the Closing Time, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the
Depositor, in an aggregate amount of [      ] Common Securities having an
aggregate Liquidation Amount of $[      ], against payment by the Depositor of
such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Debenture Issuer Debentures, registered in the name of the Property Trustee in accordance with
Section 2.9 and having an aggregate principal amount equal to $[      ], and, in
satisfaction of the purchase price for such Debentures, the Property Trustee, on
behalf of the Trust, shall deliver to the Debenture Issuer the sum of $[      ].
On each Date of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an
aggregate amount of up to [      ] Common Securities (less such number of Common
Securities evidenced by Common Securities Certificates executed and delivered on any prior Dates of Delivery) having an aggregate Liquidation Amount of up to
$[      ] (less the aggregate Liquidation Amount of any Common Securities evidenced by Common Securities Certificates executed and delivered on any prior Dates of Delivery), against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

                (b) At the Closing Time and on each Date of Delivery, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Debenture Issuer Debentures, registered in the name of the Property Trustee in accordance with Section 2.9 and having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities and Common Securities issued and sold on such date, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Debenture Issuer the amount received on such date from one of the Administrative Trustees pursuant to the last sentence of Section 2.4.

        SECTION 2.6.    DECLARATION OF TRUST.

        The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act.

        SECTION 2.7.    AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

                (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                        (i)     As among the Trustees, each of the
                                Administrative Trustees, acting singly or together, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                                (A)     the issuance and sale of the Trust
                                        Securities;

                                (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                                (C)     to assist in the registration of the
                                        Preferred Securities under the
                                        Securities Act of 1933, as amended, and
                                        under state
                                        securities or blue sky laws, and the
                                        qualification of this Trust Agreement
                                        as a trust indenture under the Trust
                                        Indenture Act;

                                (D)     to assist in the listing of the
                                        Preferred Securities upon such
                                        securities exchange or exchanges as
                                        shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                (E)     the sending of notices (other than
                                        notices of default) and other
                                        information regarding the Trust
                                        Securities and the Debentures to the
                                        Securityholders in accordance with this
                                        Trust Agreement;

                                (F)     the appointment of a Paying Agent,
                                        authenticating agent and Securities
                                        Registrar in accordance with this Trust
                                        Agreement;

                                (G) the establishment of a record date for any of the purposes contemplated by
                                        Section 6.7 hereof;

                                (H)     to the extent provided in this Trust
                                        Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                (I)     unless otherwise determined by the
                                        Depositor, the Property Trustee or the
                                        Administrative Trustees, or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                                (J) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular
                                        Securityholder).

                        (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                (A)     the establishment of the Payment
                                        Account;

                                (B)     the receipt of the Debentures;

                                (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                                (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities provided that the Property Trustee and the Paying Agent are the same person;

                                (E)     the exercise of all of the rights,
                                        powers and privileges of a holder of the Debentures;

                                (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                                (H)     to the extent provided in this Trust
                                        Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular
                                        Securityholder); and

                                (J) engaging in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Preferred Securities and the Common Securities to the extent the Debentures mature or are redeemed.

        Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

                (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not cause the Trust to
(i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                        (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                        (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                        (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

                        (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                        (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                        (vi) the taking of any other actions deemed by the Depositor to be necessary or desirable to carry out any of the foregoing activities.

                (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as anything other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Debenture Issuer for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Preferred Securities.

        SECTION 2.8.    ASSETS OF TRUST.

        The assets of the Trust shall consist of the Trust Property.

        SECTION 2.9.    TITLE TO TRUST PROPERTY.

        Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

        SECTION 2.10.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

        The recitals contained in this Trust Agreement and the Securities shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. Neither the Administrators nor the Trustees make any representations as to the value or condition of the property of the Trust or any part thereof. Neither the Administrative Trustees nor the Trustees make any representations as to the validity or sufficiency of this Declaration or the Securities.

                                  ARTICLE III.
                                 PAYMENT ACCOUNT

        SECTION 3.1.    PAYMENT ACCOUNT.

                (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV.
                      CERTAIN TERMS OF THE TRUST SECURITIES

        SECTION 4.1.    DISTRIBUTIONS.

                (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from
[          ], 200_, and shall be payable quarterly in arrears on [          ],
[          ], [          ] and [          ] of each year, commencing on
[          ], 200_, except as otherwise described below. The Debenture Issuer has the right under the Indenture, at any time and from time to time, to defer payments of interest for such period or periods as may be specified with respect to the Debentures (each, an "Extension Period"), on the terms and conditions specified in the Indenture. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate at the rate set forth in paragraph (b) of this Section 4.1, together with additional distributions thereon (to the extent permitted by applicable law) at the rate at which Additional Interest is then accruing on the Debentures, compounded quarterly during any such Extension Period. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, as a practical matter, the Distributions
on the Trust Securities shall be payable at a rate of [   ]% per annum of the
Liquidation Amount of the Trust Securities. The term "Distributions" as used herein includes such cash distributions and any accumulated or additional distributions that are payable hereunder unless otherwise stated. The amount of Distributions payable for any full or partial period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include Additional Amounts, if any.

                (c) Distributions on the Trust Securities shall be made by the Property Trustee at the written direction of the Debenture Issuer from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

                (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register at the close of business on the relevant record date, which, as long as the Preferred Securities remain in book-entry only form, shall be the date fifteen (15) Business Days immediately preceding such Distribution Date. The relevant record dates for the Common Securities shall be the same record dates as for the Preferred Securities. If the Preferred Securities shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the relevant record dates for the Preferred Securities shall be the date fifteen (15) days prior to the relevant Distribution Date, which Distribution Dates shall correspond to the interest payment dates on the Debentures. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make an interest payment under the Debentures, will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Debentureholders entitled to such defaulted interest established in accordance with the Indenture.

                (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed pro rata among the Holders of the Trust Securities. A reference herein to any payment, distribution or treatment as being "pro rata" shall mean pro rata to each Holder of Trust Securities according to the aggregate Liquidation Amount of the Trust Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Trust Securities outstanding unless, in relation to a payment, a Debenture Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate Liquidation Amount of Preferred Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate Liquidation Amount of Common Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Common Securities outstanding.

        SECTION 4.2.    REDEMPTION.

                (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at a price per Trust Security equal to the Redemption Price.

                (b) Notice of redemption shall be given by the Property Trustee at the expense of the Debenture Issuer by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                        (i)     the Redemption Date;

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

                        (ii)    the Redemption Price;

                        (iii)   the CUSIP number;

                        (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                        (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

                (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

                (d) If the Property Trustee gives a notice of redemption (which notice shall be irrevocable) in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to
Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the relevant Persons' accounts at such Clearing Agency on the applicable Redemption Date. If the Preferred Securities are no longer in book-entry only form, and in the case of the Common Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Trust Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distributions payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Preferred Securities Guarantor pursuant to the Guarantee, Distributions on such

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

Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of Trust Securities to be redeemed as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Trust Security.

                (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be fifteen (15) Business Days prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry only form, the relevant record date shall be the date fifteen (15) days prior to the relevant Redemption Date.

                (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than sixty (60) days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the
selection for redemption of portions (equal to $[   ] or an integral multiple of
$[   ] in excess thereof) of the Liquidation Amount of Preferred Securities of a
denomination larger than $[   ]. The Property Trustee shall promptly notify the
Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

                (g) Any determination made by the Property Trustee pursuant to this Section 4.2 shall be conclusive and binding upon the Debenture Issuer and the Holders of the Trust Securities in the absence of manifest error and the Trustee shall have no liability with respect to such determination.

        SECTION 4.3.    SUBORDINATION OF COMMON SECURITIES.

                (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

                (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

        SECTION 4.4.    PAYMENT PROCEDURES.

        Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

        SECTION 4.5.    TAX RETURNS AND REPORTS.

        The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall

                (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and

                (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and

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

information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

        SECTION 4.6.    PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.

        Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

        SECTION 4.7.    PAYMENTS UNDER INDENTURE.

        Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (and any Owner with respect thereto) has directly received pursuant to Section 5.8 of the Indenture.

        SECTION 4.8.    CUSIP NUMBERS.

        The Company in issuing the Securities may use "CUSIP," "CINS" and "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company shall promptly notify the Trustees of any change in the CUSIP numbers.

                                   ARTICLE V.
                          TRUST SECURITIES CERTIFICATES

        SECTION 5.1.    INITIAL OWNERSHIP.

        Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

        SECTION 5.2.    THE TRUST SECURITIES CERTIFICATES.

        The Preferred Securities Certificates shall be issued in minimum
denominations of $[   ] Liquidation Amount and integral multiples of $[   ] in
excess thereof, and the Common Securities Certificates shall be issued in
denominations of $[   ] Liquidation Amount and integral multiples of $[   ] in
excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon

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

due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.4, Section 5.11 and Section 5.13.

        SECTION 5.3.    EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

        At each Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in
Section 2.4 and Section 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its Chairman of the Board, a Vice Chairman, its President, a Vice President or its Treasurer and attested by its Secretary or one of its Assistant Secretaries, without further corporate action by the Depositor, in authorized denominations.

        SECTION 5.4. REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES.

        The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register"). The registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar. Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities after such Preferred Securities have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8. Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Registrar in accordance with customary practice. Registration of transfers or exchanges of Preferred Securities Certificates shall be effected without service charge by or on behalf of the Trust, but the Securities Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

        SECTION 5.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

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

        If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any expenses they incur in replacing the Trust Securities. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

        SECTION 5.6.    PERSONS DEEMED SECURITYHOLDERS.

        Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Trust Securities Certificate and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

        SECTION 5.7.    ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES.

        The Administrative Trustees shall furnish or cause to be furnished (x) to the Depositor, within fifteen (15) days after receipt by any Administrative Trustee of a request therefor from the Depositor in writing and (y) to the Property Trustee, promptly after receipt by any Administrative Trustee of a request therefor from the Property Trustee in writing in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, a list, in such form as the Depositor or the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of a recent date. If Holders of Trust Securities Certificates evidencing ownership at such time and for the previous six months of not less than 25% of the Outstanding aggregate Liquidation Amount apply in writing to any Administrative Trustee, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Administrative Trustees shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the

Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

        SECTION 5.8.    MAINTENANCE OF OFFICE OR AGENCY.

        The Trust shall maintain in [         ], an office or offices or agency
or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities and the Trust Agreement may be served. The Administrative Trustees initially designate the Corporate Trust
Office of [         ] as the principal corporate trust office for such purposes.
The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

        SECTION 5.9.    APPOINTMENT OF PAYING AGENT.

        The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions in writing to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company that is acceptable to the Property Trustee and the Depositor) to act as Paying Agent. The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. At the written request of the Administrative Trustees, the Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee, at which time the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. The provisions of Section 8.1,
Section 8.3 and Section 8.6 herein shall apply to the Paying Agent appointed hereunder and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

        SECTION 5.10.   OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

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

        At each Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of all of the Common Securities then issued by
the Trust, in an amount equal to at least [   ]% of the total capital of the
Trust, at the same time as the Preferred Securities are issued and sold. The aggregate Liquidation Amount of the Common Securities at any time shall not be
less than [   ]% of the total capital of the Trust. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT (AS DEFINED BELOW)". Each Common Securities Certificate issued to the Depositor shall be issued pursuant to Section 5.11(b) of this Trust Agreement.

        SECTION 5.11. BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

                (a)     The Preferred Securities Certificates, upon original
issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities
Certificates, to be delivered to [       ], the initial Clearing Agency, by,
or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the
name of [       ], the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in Section 5.13. Except for Definitive Preferred Securities Certificates as specified herein, unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to
Section 5.13:

                        (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                        (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

                        (iii)   to the extent that the provisions of this
                                Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
                                Section 5.11 shall control; and

                        (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to
                                Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

                (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

        SECTION 5.12.   NOTICES TO CLEARING AGENCY.

                (a) To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to
Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

        SECTION 5.13.   DEFINITIVE PREFERRED SECURITIES CERTIFICATES.

        If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to act as clearing agency with respect to the Preferred Securities Certificates, and the Depositor fails to appoint a qualified successor within ninety (90) days, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount of the Outstanding Preferred Securities advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Property Trustee of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities

Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

        SECTION 5.14.   RIGHTS OF SECURITYHOLDERS.

                (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with
Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Debenture Issuer, the Debenture Trustee and the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal, interest, and any other amounts payable with respect to such Debentures shall remain subordinated to the extent provided in the Indenture.

        At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding, by written notice to the Debenture Issuer, the Debenture Trustee and the Property Trustee, may rescind and annul such declaration and its consequences if:

                        (i) the Debenture Issuer has paid or deposited with the Debenture Trustee a sum sufficient to pay

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

                                (A)     all overdue installments of interest
                                        (including any Additional Interest) on,
                                        and any other Additional Amounts with
                                        respect to, all of the Debentures,

                                (B)     the principal of and premium on any
                                        Debentures which have become due
                                        otherwise than by such declaration of
                                        acceleration and interest thereon and
                                        any Additional Amounts with respect
                                        thereto at the rate or rates borne by or provided for in the Debentures,

                                (C)     to the extent the payment of such
                                        interest or Additional Amounts is
                                        lawful, interest upon overdue
                                        installments of any interest and
                                        Additional Amounts at the rate or rates
                                        borne by or provided for in the
                                        Debentures, and

                                (D)     all sums paid or advanced by the
                                        Debenture Trustee under the Indenture
                                        and the reasonable compensation,
                                        expenses, disbursements and advances of
                                        the Debenture Trustee, its agents and
                                        counsel and all other amounts due the
                                        Debenture Trustee under the Indenture;
                                        and

                        (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to the Debentures which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

        The Holders of not less than a majority in Liquidation Amount of the Preferred Securities then Outstanding may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default (i) in the payment of principal of, any premium or interest (including any Additional Interest) on, or any other Additional Amounts with respect to, the Debentures or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.

        Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which are represented by Book-Entry Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is ninety (90) days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

                (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, any Holder of Preferred Securities shall have the right, upon a Debenture Event of Default specified in Section 5.1(1) or
Section 5.1(2) of the Indenture, to institute directly a proceeding against the Debenture Issuer, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal of, and any premium and (subject to the provisions of the Indenture) interest (including any Additional Interest) on, and any other Additional Amounts with respect to, such Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). In connection with any such Direct Action, the rights of the Holders of Common Securities will be subrogated to the rights of any Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities as a result of such Direct Action. Except as set forth in Section 5.14(b) and Section 5.14(c), or as otherwise contemplated by the Indenture, the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

        SECTION 5.15.   RIGHTS AND IMMUNITIES OF THE REGISTRAR.

        The Registrar shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Property Trustee hereunder.

        SECTION 5.16.   RIGHTS AND IMMUNITIES OF THE PAYING AGENT.

        The Paying Agent shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Property Trustee hereunder.

        SECTION 5.17.   NO OBLIGATION FOR CLEARING AGENCY.

        The Property Trustee shall have no responsibility or obligation to any beneficial owners of a Preferred Securities Certificate or Owner, a Clearing Agency Participant or other Person with respect to the accuracy of the records of the Clearing Agency or its nominee or of any Clearing Agency Participant thereof, with respect to any ownership interest in the Preferred Securities Certificates or with respect to the delivery to any Clearing Agency Participant, Owner or other Person (other than the Clearing Agency) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities Certificates. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Clearing Agency or any agent thereof with respect to its Participants and beneficial owners.

                                       29

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                                   ARTICLE VI.
                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

        SECTION 6.1.    LIMITATIONS ON VOTING RIGHTS.

                (a)     Except as provided in this Section, in Section 5.14,
Section 8.10 and Section 10.2 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not

                        (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures,

                        (ii)    waive any past default which is waivable under
                                Section 5.13 of the Indenture,

                        (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or

                        (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required,

without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, be provided with an Opinion of Counsel rendered by counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

                (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,

                        (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities,

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

                                whether by way of amendment to the Trust
                                Agreement or otherwise, or

                        (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement,

then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States Federal income tax purposes.

        SECTION 6.2.    NOTICE OF MEETINGS.

        Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least fifteen (15) days and not more than ninety (90) days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

        SECTION 6.3.    MEETINGS OF PREFERRED SECURITYHOLDERS.

        No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote. Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders. If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

        SECTION 6.4.    VOTING RIGHTS.

        Securityholders shall be entitled to one vote for each $[    ] of
Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

        SECTION 6.5.    PROXIES, ETC.

        At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed

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

on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Administrative Trustees, proxies may be solicited in the name of the Administrative Trustees or one or more officers of the Administrative Trustees. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three (3) years after its date of execution.

        SECTION 6.6.    SECURITYHOLDER ACTION BY WRITTEN CONSENT.

        Any required approval or action which may be given or taken by Securityholders at a meeting convened for such purpose may be given or taken without a meeting and without prior notice if Securityholders holding a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

        SECTION 6.7.    RECORD DATE FOR VOTING AND OTHER PURPOSES.

        For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than ninety (90) days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

        SECTION 6.8.    ACTS OF SECURITYHOLDERS.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient. The ownership of Preferred Securities shall be proved by the Securities Register. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security. Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount. If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

        SECTION 6.9.    INSPECTION OF RECORDS.

        Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES

        SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

        The Property Trustee and the Delaware Trustee, each severally on behalf of and solely as each such representation or warranty applies to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

                (a) the Property Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of New York, and the Delaware Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                (b) each of the Property Trustee and the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and

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

performance by it of this Trust Agreement, and, in the case of the Delaware Trustee, satisfies for the Trust Section 3807(a) of the Delaware Statutory Trust Act;

                (c) this Trust Agreement has been duly authorized, executed and delivered by each of the Property Trustee and the Delaware Trustee and constitutes the respective valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (d) the execution, delivery and performance by each of the Property Trustee and the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee or the Delaware Trustee, as the case may be, and does not require any approval of stockholders of the Property Trustee or the Delaware Trustee, and such execution, delivery and performance will not (i) violate the Property Trustee's or the Delaware Trustee's Charter or By-laws, (ii) to its knowledge without independent investigation violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee, as the case may be, is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

                (e) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as the case may be, contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the corporate, banking or trust powers of the Property Trustee or the Delaware Trustee, as appropriate in context, under the laws of the United States or the State of Delaware; and

                (f) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

        SECTION 7.2.    REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

        The Depositor hereby represents and warrants for the benefit of the Property Trustee and the Securityholders that:

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

                (a) the Trust Securities Certificates issued at each Time of Delivery on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement;

                (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement;

                (c) the Depositor is a company duly organized, validly existing and in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of companies and thereby cease to exist under the laws of Bermuda);

                (d) the Depositor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                (e) this Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the valid and legally binding agreement of the Depositor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (f) the execution, delivery and performance by each of the Depositor of this Trust Agreement has been duly authorized by all necessary company or other action on the part of the Depositor and does not require any approval of shareholders of the Depositor, and such execution, delivery and performance will not (i) violate the Depositor's Memorandum of Association or Amended and Restated Bye-Laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Depositor is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of Bermuda, governing the powers of the Company or any order, judgment or decree applicable to the Company;

                (g) neither the authorization, execution or delivery by the Depositor of this Trust Agreement nor the consummation of any of the transactions by the Depositor contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Bermuda law governing the powers of the Company; and

                (h) there are no proceedings pending or, to the best of the Depositor's knowledge, threatened against or affecting the Depositor in any court or before any

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

governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Depositor or would question the right, power and authority of the Depositor to enter into or perform its obligations under this Trust Agreement.

                                  ARTICLE VIII.
                                  THE TRUSTEES

        SECTION 8.1.    CERTAIN DUTIES AND RESPONSIBILITIES.

                (a) The duties and responsibilities of the Trustees shall be determined solely by the express provisions of this Trust Agreement (subject to the Delaware Statutory Trust Act) and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any liability, financial or otherwise, in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

                (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement and, in the case of the Property Trustee, in the Trust Indenture Act.

                (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own bad faith, negligence or willful misconduct, except that: (i) the Property Trustee undertakes to perform only those duties specifically set forth in this Agreement, provided that, it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs; (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be determined by a court of competent jurisdiction or other tribunal or arbitration authority that the Property Trustee was negligent in ascertaining the pertinent facts; (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;
(iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act; (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

                (d) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Property Trustee or the Administrative Trustees. The duties of the Delaware Trustee shall be limited to
(a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates provided to it required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficiary, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities as the Property Trustee.

        SECTION 8.2.    CERTAIN NOTICES.

        Within five (5) Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in
Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. Within five (5) Business Days after the receipt of notice of the Debenture Issuer's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.8, written notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

        SECTION 8.3.    CERTAIN RIGHTS OF PROPERTY TRUSTEE.

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

        Subject to the provisions of Section 8.1:

                (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, approval, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and the Property Trustee shall be fully protected in acting in accordance with such instructions; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten (10) Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two (2) Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

                (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

                (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it necessary or desirable that a matter be proved or established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees, and such Officers' Certificate shall be full warrant to the Property Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

                (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

                (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, entitlement, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, custodians, nominees or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

                (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in acting in accordance with such instructions;

                (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

                (l) The Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and as specifically directed by the Depositor, the Administrative Trustees or Securityholders, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee;

                (m) The Property Trustee shall have no obligation to invest and reinvest any cash held by it in the absence of timely and specific written investment direction from the Depositor or an Administrative Trustee. In no event shall the Property Trustee be liable for the selection of investments or for investment losses incurred thereon. The Property Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investments

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

prior to its stated maturity or the failure of [          ] to provide timely
written investment direction;

                (n) In the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee which conform to the requirements of this Trust Agreement; and

                (o) Neither the Property Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under the Trust Agreement or in connection therewith except to the extent caused by the Property Trustee's negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Property Trustee for any action taken or omitted under this Trust Agreement except to the extent caused by the Property Trustee's negligence, bad faith or willful misconduct.

        No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

                (p) In no event shall the Property Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Property Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

        SECTION 8.4.    NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

        The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Debenture Issuer of the proceeds of the Debentures.

        SECTION 8.5.    MAY HOLD SECURITIES.

        Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, except as otherwise provided in the definition of "Outstanding" in Article I and subject to Section 8.8 and Section 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

        SECTION 8.6.    COMPENSATION; INDEMNITY; FEES.

        The Depositor agrees:

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

                (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder as agreed to in writing between the Company and the Trustees (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance attributable to its bad faith, negligence or willful misconduct; and

                (c) to indemnify each of the Trustees and their agents, officers, directors and employees or any predecessor Trustee for, and to hold them harmless against, any loss, damage, claims, liability, penalty or expense incurred without bad faith, negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of any Trustee. No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

        SECTION 8.7.    CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF
                        TRUSTEES.

                (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least twenty-one (21) years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

                (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least twenty-one
(21) years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

        SECTION 8.8.    CONFLICTING INTERESTS.

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

        If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. Subject to the foregoing, the Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

        SECTION 8.9.    CO-TRUSTEES AND SEPARATE TRUSTEE.

        Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least twenty-one (21) years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co- trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor. Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other

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

personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

                (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                (e) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee.

                (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

        SECTION 8.10.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11. Subject to the immediately preceding sentence, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Depositor. If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within thirty
(30) days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities. Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware

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

Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). In no event will the Holders of Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees. An Administrative Trustee may be removed by Act of the Common Securityholder at any time. If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section
8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities. The Depositor shall give notice of each resignation and each removal of the Property Trustee or the Delaware Trustee and each appointment of a successor Property Trustee or Delaware Trustee to all Securityholders in the manner provided in Section 10.8. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee. Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

        SECTION 8.11.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or

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

conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder. In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which

                (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and

                (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust. Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be. No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

        SECTION 8.12.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                        BUSINESS.

        Any corporation into which the Property Trustee or the Delaware Trustee (or any Administrative Trustee that is not a natural person) may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Property Trustee or the Delaware Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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

        SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR, DEBENTURE ISSUER OR TRUST.

        If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor, the Debenture Issuer or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor, Debenture Issuer or Trust (or any such other obligor).

        SECTION 8.14.   REPORTS BY PROPERTY TRUSTEE.

                (a) Within sixty (60) days after May 15 of each year commencing with the first May 15 following the first issuance of Preferred Securities pursuant to this Trust Agreement, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of such May 15 with respect to: (i) its eligibility under
Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;
(ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Time) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

                (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange, interdealer quotation system or other self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

        SECTION 8.15.   REPORTS TO THE PROPERTY TRUSTEE.

        The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

        SECTION 8.16.   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

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

        Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such written evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

        SECTION 8.17.   NUMBER OF TRUSTEES.

                (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same person if the Property Trustee meets the applicable requirements.

                (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

                (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

        SECTION 8.18.   DELEGATION OF POWER.

                (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of twenty-one (21) his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                                   ARTICLE IX.
                DISSOLUTION, LIQUIDATION, TERMINATION AND MERGER

        SECTION 9.1.    DISSOLUTION UPON EXPIRATION DATE.

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

        Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2054 (the "Expiration Date").

        SECTION 9.2.    EARLY DISSOLUTION.

        The first to occur of any of the following events is an "Early Termination Event", upon the occurrence of which the Trust shall be dissolved:

                (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Debenture Issuer;

                (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to dissolve the Trust and distribute a Like Amount of Debentures to Securityholders in exchange for the Trust Securities;

                (c) the redemption of all of the Trust Securities in connection with the redemption of all the Debentures; and

                (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

        SECTION 9.3.    TERMINATION.

        The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following:

                (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities;

                (b)     the payment of any expenses owed by the Trust; and

                (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

        SECTION 9.4.    LIQUIDATION.

                (a)     If an Early Termination Event specified in clause
Section 9.2(a), Section 9.2(b), or Section 9.2(d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(e).

                (b) Notice of liquidation shall be given by the Property Trustee, at the Depositor's expense, by first-class mail, postage prepaid mailed not later than thirty (30) nor

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

more than sixty (60) days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall: (i) state the Liquidation Date; (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(e) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

                (c) Except where Section 9.2(c) or Section 9.4(e) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than forty-five (45) days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                (d) Except where Section 9.2(c) or Section 9.4(e) applies, on and after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to the Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall cause the Debenture Issuer to use its reasonable efforts to have the Debentures listed or traded on the such stock exchange, interdealer quotation system and/or other self-regulatory organization as the Preferred Securities are then listed or traded, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                (e) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up and terminated by the Property Trustee in such manner as the Property Trustee determines; provided, however, that any such determination shall be conclusive and binding on any such Securityholder and any Person claiming under, by or through such holder and provided further that the Property Trustee shall not be liable to any Securityholder or other Person for such determination. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

        SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST.

        The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except pursuant to this Section 9.5 or Section 9.4. The Trust may, at the request of the Depositor, with the consent of only the Administrative Trustees and without the consent of the Holders of the Preferred Securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel rendered by independent counsel experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Depositor (or any permitted successor or assignee) owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

        SECTION 10.1.   LIMITATION OF RIGHTS OF SECURITYHOLDERS.

        The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        SECTION 10.2.   AMENDMENT.

                (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder (to be evidenced by an Opinion of Counsel). Any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

                (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the Investment Company Act.

                (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date. Notwithstanding any other provision herein, without the unanimous consent of the Securityholders, this paragraph (c) of this Section 10.2 may not be amended.

                (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the Investment Company Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

                (e) Notwithstanding anything in this Trust Agreement to the contrary, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor, the Property Trustee or the Delaware Trustee without the consent of the Depositor, the Property Trustee or the Delaware Trustee, as the case may be.

                (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

                (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

        SECTION 10.3.   SEPARABILITY.

        In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 10.4.   GOVERNING LAW.

        This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware.

        SECTION 10.5.   PAYMENTS DUE ON NON-BUSINESS DAY.

        If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Section 4.1(a) and Section 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

        SECTION 10.6.   SUCCESSORS.

        This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

        SECTION 10.7.   HEADINGS.

        The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

        SECTION 10.8.   REPORTS, NOTICES AND DEMANDS.

        Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Montpelier Re
Holdings Ltd., [executive office of Trust address], Attention: [          ],
facsimile no.: [          ]. Such notice, demand or other communication to or
upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee, to 101 Barclay Street, FL.8W, New York, New York 10286,
Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to White Clay Center, Route 273, Newark, DE 19711, Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to
them at [          ], marked "Attention: Administrative Trustees of MRH Capital
Trust II." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or a Responsible Officer of the Property Trustee.

        SECTION 10.9.   AGREEMENT NOT TO PETITION.

        Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

        SECTION 10.10.  TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

                (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

                (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

                (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

                (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

        SECTION 10.11. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

        THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                                          MONTPELIER RE HOLDINGS LTD.,
                                           as Depositor

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          THE BANK OF NEW YORK
                                           as Property Trustee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          THE BANK OF NEW YORK
                                          (DELAWARE),
                                           as Delaware Trustee

                                          By:
                                             -----------------------------------


                                             -----------------------------------
                                             [              ],
                                              as Administrative Trustee


                                             -----------------------------------
                                             [              ],
                                              as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                              MRH CAPITAL TRUST II

        This Certificate of Trust of MRH Capital Trust II (the "Trust"), dated as of January 27, 2004 is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

        1. Name. The name of the statutory trust formed hereby is MRH Capital Trust II.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, DE 19711.

        3. Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

        4. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                     The Bank of New York,
                                      as Property Trustee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     The Bank of New York (Delaware),
                                      as Delaware Trustee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     Administrative Trustee

                                     -------------------------------------------
                                     Thomas G. S. Busher, not in his individual capacity but solely as trustee of the Trust

                                     Administrative Trustee

                                     -------------------------------------------
                                     Neil McConachie, not in his individual
                                     capacity but solely as trustee of the Trust

                                                                       EXHIBIT B

[

                                    ]

Attention:   [            ]
             General Counsel's Officer

        Re: MRH Capital Trust II [  ]% Trust Originated Preferred Securities

Ladies and Gentlemen:

        The purpose of this letter is to set forth certain matters relating to
the issuance and deposit with [       ] of the MRH Capital Trust II [       ]%
Trust Originated Preferred Securities (the "Preferred Securities"), of MRH Capital Trust II, a Delaware statutory trust (the "Issuer"), governed by an Amended and Restated Trust Agreement among Montpelier Re Holdings Ltd.
("Montpelier") and [       ], as Property Trustee, [       ], as Delaware
Trustee, and the Administrative Trustees named therein. The payment of distributions on the Preferred Securities, and payments due upon liquidation of Issuer or redemption of the Preferred Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by Montpelier Re Holdings Ltd., a company incorporated and organized under the laws of Bermuda, set forth
in a Guarantee Agreement dated [       ], 200__ by Montpelier with respect to
the Preferred Securities. Montpelier and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an
Underwriting Agreement dated [       ], 200__ by and among the Underwriters, the
Issuer and Montpelier dated [       ], 200__, and the Underwriters wish to take
delivery of the Preferred Securities through [       ]. [       ] is acting as
transfer agent, registrar and paying agent with respect to the Preferred Securities (the "Transfer Agent and Registrar").

        To induce [   ] to accept the Preferred Securities as eligible for
deposit at [     ], and to act in accordance with [   ]'s rules with respect to
the Preferred Securities, the Issuer, the Transfer Agent and Registrar and
[   ] agree among each other as follows:

        (1)     Prior to the closing of the sale of the Preferred Securities to
the Underwriters, which is expected to occur on or about [       ], 200__, there
shall be deposited with [       ] one or more global certificates (individually
and collectively, the "Global Certificate") registered in the name of
[       ]'s Preferred Securities nominee, [       ], representing an aggregate
of Preferred Securities and bearing the following legend:

        Unless this certificate is presented by an authorized representative of
[       ], to the Issuer or its agent for registration of transfer, exchange, or
payment, and any certificate issued is registered in the name of [       ] or in
such other name as is requested by an authorized representative of [       ]
(and any payment is made to [       ] or to such other entity as is requested by
an authorized representative of [       ]), ANY TRANSFER, PLEDGE, OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL inasmuch as the registered owner hereof, [       ], has an
interest herein.

        (2) The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and
shall, to the extent possible, give [       ] notice of such record date not
less than fifteen (15) calendar days in advance of such record date.

        (3) In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the
Transfer Agent and Registrar shall send [       ] a notice of such event at
least five (5) business days prior to the effective date of such event.

        (4) In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the
Transfer Agent and Registrar shall send [       ] a notice specifying: (a) the
amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or
publication, the "Publication Date"). Such notice shall be sent to [       ] by
a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in
[       ]'s possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar
will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities,
the Issuer or the Transfer Agent and Registrar will notify [       ] of such
payment five (5) business days prior to payment date. Notices to [       ] by
telecopy shall be sent to [       ]. Such notices by mail or by any other means
shall be sent to:

        [


                                            ]

                The Issuer or the Transfer Agent and Registrar shall confirm
                [        ]'s receipt of such telecopy by telephoning
                [            ] at [          ].

        (5) In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and
Registrar to [       ] not less than thirty (30) calendar days prior to such
event by a secure means in the manner set forth in paragraph 4. Such redemption
notice shall be sent to [       ] at [       ], and receipt of such notice shall
be confirmed by telephoning [       ]. Notice by mail or by any other means
shall be sent to:

                 [


                                                     ]

        (6) In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar
to [       ] by a secure means and in a timely manner as described in
paragraph 4. Notices to [       ] pursuant to this paragraph and notices of
other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly
provided for herein, by telecopy to [       ] at [       ] and receipt of such
notice shall be confirmed by telephoning [       ], or by mail or any other
means to:

                [


                                                     ]

        (7)     All notices and payment advices sent to [    ] shall contain the
CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is MRH Capital Trust II [ ]% Trust Originated Preferred Securities.

        (8) Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by
[       ], as nominee of [       ], or its registered assigns in next day funds
on each payment date (or in accordance with existing arrangements between the
Issuer or the Transfer Agent and Registrar and [       ]). Such payments shall
be made payable to the order of [       ], and shall be addressed as follows:

                [


                                                        ]

        (9)     [       ] may be prior written notice direct the Issuer and the
Transfer Agent and Registrar to use any other telecopy number or address of
[       ] as the number or address to which notices or payments may be sent.

        (10) In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by Global
Certificates, [       ], in its discretion: (a) may request the Issuer or the
Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

        (11)    [       ] may discontinue its services as a securities
depositary with respect to the Preferred Securities at any time by giving at least ninety (90) days' prior written notice to the Issuer and the Transfer
Agent and Registrar (at which time [       ] will confirm with the Issuer or the
Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its
[       ] account, or issue definitive Preferred Securities to the beneficial
holders thereof, and in any such case, [       ] agrees to cooperate fully with
the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer of the Transfer Agent and Registrar.

        (12) In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities,
the Issuer or the Transfer Agent and Registrar shall notify [      ] of the
availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate
amounts, as required by [      ] and others, and [      ] agrees to cooperate
fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                [THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

        (13) This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of MRH Capital Trust II.

                                 Very truly yours,

                                 MRH CAPITAL TRUST II
                                 (As Issuer)

                                 By:
                                 -----------------------------------------------
                                 Administrative Trustee

                                 By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                                 -----------------------------------------------
                                 (As Transfer Agent, Paying Agent and Registrar)

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 Received and Accepted:

                                 [                        ]


                                 By:
                                    --------------------------------------------
                                    Authorized Officer

                                 [               ], as Property Trustee

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE
                            EXCEPT AS PROVIDED IN THE
                       TRUST AGREEMENT (AS DEFINED BELOW)

CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES

C-_______________                                    ___________________________

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                              MRH CAPITAL TRUST II

                           [    ]% Common Securities

                (liquidation amount $[     ] per Common Security)

        MRH Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Montpelier Re Holdings
Ltd. (the "Holder") is the registered owner of [       ] ([       ]) common
securities of the Trust representing undivided beneficial interests in the
assets of the Trust and designated the [       ]% Common Securities (liquidation
amount $[       ] per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement
of the Trust, dated as of [       ], 200__, as the same may be amended from time
to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                                       C-1

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        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this [       ] day of [       ], 200__.


                                              MRH CAPITAL TRUST II


                                              By:
                                                 -------------------------------
                                                 Name:  [                    ]
                                                 Title: Administrative Trustee

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                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

        AGREEMENT dated as of [         ], 200__, between Montpelier Re Holdings
Ltd., a company incorporated and organized under the laws of Bermuda ("MRH"), and MRH Capital Trust II, a Delaware statutory trust (the "Trust").

        WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from Montpelier, and to issue and sell
[ ]% Trust Originated Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in
the Amended and Restated Trust Agreement of the Trust dated as of [         ],
200__, as the same may be amended from time to time (the "Trust Agreement");

        WHEREAS, Montpelier will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

        WHEREAS, Montpelier has agreed to guarantee certain expenses and limitations of the Trust as provided herein;

        NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Montpelier hereby agrees shall benefit Montpelier and which purchase Montpelier acknowledges will be made in reliance upon the execution and delivery of this Agreement, Montpelier and the Trust hereby agree as follows:

                                    ARTICLE I

SECTION 1.1. GUARANTEE BY MONTPELIER.

        Subject to the terms and conditions hereof, Montpelier hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

SECTION 1.2. TERM OF AGREEMENT.

        This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the

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Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof between Montpelier , in its capacity as guarantor with respect
to the Preferred Securities, and [    ], as guarantee trustee, or under this
Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

SECTION 1.3. WAIVER OF NOTICE.

        Montpelier hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Montpelier hereby waives presentment, demand for payment, protest, notices of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 1.4. NO IMPAIRMENT.

        The obligations, covenants, agreements and duties of Montpelier under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

        (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind;

        (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

        There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Montpelier with respect to the happening of any of the foregoing.

SECTION 1.5. ENFORCEMENT.

        A Beneficiary may enforce this Agreement directly against Montpelier and Montpelier waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Montpelier .

SECTION 1.6. SUBROGATION.

        Montpelier shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by Montpelier under this Agreement; provided, however, that Montpelier shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II.

SECTION 2.1. BINDING EFFECT.

        All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Montpelier and shall inure to the benefit of the Beneficiaries.

SECTION 2.2. AMENDMENT.

        So long as there remains any Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

SECTION 2.3. NOTICES.

        Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                  MRH Capital Trust II
                  c/o _______________________

                  ______________________________

                  ______________________________

                  Facsimile: [           ]
                  Attention: [           ]

                  Montpelier Re Holdings Ltd.
                  Mintflower Place
                  8 Par-La-Ville Road
                  Hamilton HM 08
                  Bermuda
                  Facsimile: [           ]
                  Attention: [           ]

SECTION 2.4 GOVERNING LAW.

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

        THIS AGREEMENT is executed as of the day and year first above written.

                                              MONTPELIER RE HOLDINGS LTD.

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

[SEAL]
                                              MRH CAPITAL TRUST II

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

        This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of
[         ] (the "Depository") or a nominee of the Depository. This Preferred
Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

        Unless this Preferred Security is presented by an authorized
representative of [         ] to MRH Capital Trust II or its agent for
registration of transfer, exchange or payment, and any Preferred Security issued
is registered in the name of [         ] or such other name as requested by an
authorized representative of [             ] and any payment hereon is made to
[         ], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
A PERSON IS WRONGFUL inasmuch as the registered owner hereof, [         ], has
an interest herein.


CERTIFICATE NUMBER                                NUMBER OF PREFERRED SECURITIES
P-______________                                  ______________________________


                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                              MRH CAPITAL TRUST II

                 [      ]% Trust Originated Preferred Securities

              (liquidation amount $[       ] per Preferred Security)

        MRH Capital Trust II, a statutory trust formed under the laws of the
State of Delaware (the "Trust"), hereby certifies that [        ] (the "Holder")
is the registered owner of [        ] ([        ]) preferred securities of the
Trust representing an undivided beneficial interest in the assets of the Trust
and designated the MRH Capital Trust II [   ]% Trust Originated Preferred
Securities (Liquidation Amount $[        ] per Preferred Security) (the
"Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated
Trust Agreement of the Trust, dated as of [        ], 200__, as the same may be
amended from time to time (the "Trust

Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Montpelier Re Holdings Ltd., a company incorporated
and organized under the laws of Bermuda, and [        ], as guarantee trustee,
dated as of [        ], 200__ (the  "Guarantee"), to the extent provided
therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this [   ]th day of [         ], 200__.

                                           MRH CAPITAL TRUST II

                                           By:
                                              ----------------------------------
                                              Name:
                                              Administrative Trustee


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________

________________________________________________________________________________

________________________________________________________________________________
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ----------

                                       E-2

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Signature: -----------------------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATION AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                       E-3